UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2003

PRIMUS KNOWLEDGE SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Washington	000-26273	91-1350484
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Fifth Street, Suite 1900 Seattle, Washington 98101

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (206) 834-8100

Item 5.    Other Events.

On August 12, 2003, Primus Knowledge Solutions, Inc. announced that it had entered into a definitive agreement to acquire Broad Daylight, Inc.

The full text of the Primus Knowledge Solutions, Inc. press release relating to the Broad Daylight agreement is filed as Exhibit 99.1 and is incorporated into this current report by reference.

Item 12.    Results of Operations and Financial Condition

On August 12, 2003, Primus Knowledge Solutions, Inc. issued a press release announcing its financial results for the quarter ended June 30, 2003. A copy of the press release is attached as Exhibit 99.1 and is furnished pursuant to item 12 of Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMUS KNOWLEDGE SOLUTIONS, INC. (Registrant)

Dated:	August 12, 2003	By:	/s/ DAVID M. WILLIAMSON
		Name:	David M. Williamson
		Title:	Executive Vice President, Business Affairs, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by the Company, dated August 12, 2003.